Exhibit 99.3
UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION
The unaudited pro forma combined consolidated financial information has been prepared using the acquisition method of accounting under the provisions of the Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), giving effect to the merger of Codorus Valley Bancorp, Inc. ("Codorus Valley") with and into Orrstown Financial Services, Inc. ("Orrstown"), with Orrstown as the surviving corporation. Under this method, Codorus Valley’s assets and liabilities as of the date of the merger were recorded at their respective fair values and added to those of Orrstown. Any difference between the purchase price for Codorus Valley and the fair value of the identifiable net assets acquired (including core deposit intangibles) was recorded as goodwill. The goodwill resulting from the merger will not be amortized to expense, but instead will be reviewed for impairment at least annually. Any core deposit intangible and other intangible assets with estimated useful lives to be recorded by Orrstown in connect with the merger are amortized to expense over their estimated useful lives. The financial statements of Orrstown issued after the merger will reflect the results attributable to the merged operations of Codorus Valley beginning on the date of completion of the merger.
On July 1, 2024, Orrstown completed the previously announced merger of equals with Codorus Valley, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 12, 2023, by and between Orrstown and Codorus Valley. At the effective time of the Merger (the “Effective Time”), Codorus Valley was merged with and into Orrstown, with Orrstown as the surviving corporation, which was promptly followed by the merger of Codorus Valley's wholly-owned bank subsidiary, PeoplesBank, A Codorus Valley Company, with and into Orrstown Bank, a wholly-owned subsidiary of Orrstown, with Orrstown Bank as the surviving bank.
The following unaudited pro forma combined consolidated financial information is based on the separate historical financial statements of Orrstown and Codorus Valley and gives effect to the merger of Orrstown and Codorus Valley, including pro forma assumptions and adjustments related to the merger, as described in the accompanying notes to the unaudited pro forma combined consolidated financial information. The unaudited pro forma combined consolidated financial information and accompanying notes have been prepared to illustrate the effects of the merger under the acquisition method of accounting.
The unaudited pro forma combined consolidated financial statements are provided for informational purposes only. The unaudited pro forma combined consolidated financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the merger been completed as of the dates indicated or that may be achieved in the future. The unaudited pro forma combined consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Information, which requires the depiction of the accounting for the transaction, which we refer to as transaction accounting adjustments. The preparation of the unaudited pro forma combined consolidated financial statements and related adjustments required management to make certain assumptions and estimates.
The unaudited pro forma combined consolidated balance sheet as of March 31, 2024 combines the historical financial statements of Orrstown and Codorus Valley and gives effect to the merger as if the merger occurred on March 31, 2024. The unaudited pro forma combined consolidated statements of income give effect to the merger as if the merger occurred on January 1, 2023, for the year ended December 31, 2023, and for the three months ended March 31, 2024.
The following unaudited pro forma condensed combined consolidated financial information and accompanying notes are based on and should be read in conjunction with (i) the historical audited consolidated financial statements of Orrstown and accompanying notes included in Orrstown's Annual Report on Form 10-K for the year ended December 31, 2023, (ii) the historical unaudited consolidated financial statements of Orrstown and accompanying notes included in Orrstown's quarterly report on Form 10-Q for the three months ended March 31, 2024, (iii) the historical audited consolidated financial statements of Codorus Valley and accompanying notes included in Codorus Valley's Annual Report on Form 10-K for the year ended December 31, 2023, and (iv) the historical unaudited consolidated financial statements of Codorus Valley and accompanying notes included in Codorus Valley’s quarterly report on Form 10-Q for the three months ended March 31, 2024, which are incorporated by reference herein.
The unaudited pro forma combined consolidated financial statements were prepared with Orrstown as the accounting acquirer and Codorus Valley as the accounting acquiree under the acquisition method of accounting. Accordingly, the consideration paid by Orrstown to complete the merger with Codorus Valley was allocated to Orrstown’s assets and liabilities based upon their estimated fair values as of the date of completion of the merger. The allocation is dependent upon certain valuations and other studies that have been included in the unaudited condensed pro forma financial statements. The total purchase price for the purpose of this pro forma financial information is $234.0 million, which is based on Orrstown’s closing common stock price of $27.36 as of June 28, 2024.

Unaudited Pro Forma Combined Consolidated Balance Sheet
As of March 31, 2024

(in thousands)	Orrstown Historical	Codorus Valley Historical	Transaction Accounting Adjustments	Notes	Combined Pro Forma
Assets
Cash and due from banks	$23,552	$15,534	$—		$39,086
Interest-bearing deposits with banks	159,170	11,128	(22,872)	(A)(M)	147,426
Cash and cash equivalents	182,722	26,662	(22,872)		186,512
Restricted investments in bank stocks	11,453	3,186	—		14,639
Securities available for sale	514,909	339,495	—	(E)	854,404
Loans held for sale	535	958	—		1,493
Loans	2,303,073	1,739,269	(79,847)	(F)	3,962,495
Less: Allowance for credit losses	(29,165)	(21,645)	3,722	(F)	(47,088)
Net loans	2,273,908	1,717,624	(76,125)		3,915,407
Premises and equipment, net	28,952	19,090	6,537	(G)	54,579
Cash surrender value of life insurance	73,656	62,406	—		136,062
Accrued interest receivable	13,496	8,373	—		21,869
Goodwill	18,724	2,301	44,853	(H)	65,878
Other intangibles assets, net	2,189	—	44,827	(H)	47,016
Deferred tax assets, net	21,181	16,760	3,466	(I)	41,407
Other assets	41,606	11,738	—		53,344
Total assets	$3,183,331	$2,208,593	$686		$5,392,610
Liabilities
Deposits:
Noninterest-bearing	$418,512	$365,358	$—		$783,870
Interest-bearing	2,277,439	1,549,705	(2,890)	(J)	3,824,254
Total deposits	2,695,951	1,915,063	(2,890)		4,608,124
Securities sold under agreements to repurchase and federal funds purchased	12,099	4,272	—		16,371
FHLB advances and other borrowings	115,000	41,827	(219)	(K)	156,608
Subordinated notes	32,111	30,865	(1,593)	(K)	61,383
Other liabilities	56,488	15,572	1,195	(L)	73,255
Total liabilities	2,911,649	2,007,599	(3,507)		4,915,741
Stockholders’ Equity					—
Preferred stock	—	—	—		—
Common stock	583	24,709	(24,264)	(A)	1,028
Additional paid-in capital	187,267	142,816	90,708	(A)	420,791
Retained earnings	124,075	71,249	(100,031)	(B)(M)	95,293
Accumulated other comprehensive loss	(28,668)	(32,911)	32,911	(C)	(28,668)
Treasury stock	(11,575)	(4,869)	4,869	(D)	(11,575)
Total stockholders’ equity	271,682	200,994	4,193		476,869
Total liabilities and stockholders’ equity	$3,183,331	$2,208,593	$686		$5,392,610
See accompanying notes to Unaudited Pro Forma Combined Consolidated Financial Information. See Note 4 for explanation and descriptions of transaction accounting adjustments.

Unaudited Pro Forma Combined Consolidated Statement of Income
For the Three Months Ended March 31, 2024

(in thousands, except share and per share data)	Orrstown Historical	Codorus Valley Historical	Transaction Accounting Adjustments	Notes	Combined Pro Forma
Interest income
Loans	$36,233	$26,855	$4,080	(F)	$67,168
Investment securities	5,461	2,834	1,664	(E)	9,959
Short-term investments	956	155	—		1,111
Total interest income	42,650	29,844	5,744		78,238
Interest expense
Deposits	13,516	10,738	—	(J)	24,254
Securities sold under agreements to repurchase and federal funds purchased	25	34	—		59
FHLB advances and other borrowings	1,474	1,061	3	(K)	2,538
Subordinated notes	754	369	51	(K)	1,174
Total interest expense	15,769	12,202	54		28,025
Net interest income	26,881	17,642	5,690		50,213
Provision for credit losses	298	116	—	(F)	414
Net interest income after provision for credit losses	26,583	17,526	5,690		49,799
Noninterest income
Service charges on deposit accounts	1,200	556	—		1,756
Interchange income	911	899	—		1,810
Swap fee income	199	31	—		230
Wealth management income	3,102	1,735	—		4,837
Mortgage banking activities	458	105	—		563
Income from life insurance	634	414	—		1,048
Other income	131	436	—		567
Investment securities losses	(5)	—	—		(5)
Total noninterest income	6,630	4,176	—		10,806
Noninterest expenses
Salaries and employee benefits	13,752	9,879	—		23,631
Occupancy, furniture and equipment	2,639	1,722	23	(G)(L)	4,384
Data processing	1,265	1,111	—		2,376
Automated teller and interchange fees	351	470	—		821
Advertising and bank promotions	398	312	—		710
FDIC insurance	441	246	—		687
Professional services	631	283	—		914
Taxes other than income	494	363	—		857
Intangible asset amortization	225	2	2,037	(H)	2,264
Merger related expenses	672	118	(790)		—
Other operating expenses	1,601	1,755	—		3,356
Total noninterest expenses	22,469	16,261	1,270		40,000
Income before income tax expense	10,744	5,441	4,420		20,605
Income tax expense	2,213	1,186	799	(N)	4,198
Net income	$8,531	$4,255	$3,621		$16,407
See accompanying notes to Unaudited Pro Forma Combined Consolidated Financial Information. See Note 4 for explanation and descriptions of transaction accounting adjustments.

Unaudited Pro Forma Combined Consolidated Statement of Income
For the Year Ended December 31, 2023

(in thousands, except share and per share data)	Orrstown Historical	Codorus Valley Historical	Transaction Accounting Adjustments	Notes	Combined Pro Forma
Interest income
Loans	$126,595	$100,804	$16,456	(F)	$243,855
Investment securities	21,493	10,728	6,657	(E)	38,878
Short-term investments	1,809	1,766	—		3,575
Total interest income	149,897	113,298	23,113		286,308
Interest expense
Deposits	37,510	30,754	2,890	(J)	71,154
Securities sold under agreements to repurchase and federal funds purchased	114	1,237	—		1,351
FHLB advances and other borrowings	5,350	839	11	(K)	6,200
Subordinated notes	2,017	1,476	205	(K)	3,698
Total interest expense	44,991	34,306	3,106		82,403
Net interest income	104,906	78,992	20,007		203,905
Provision for credit losses	1,682	145	7,588	(F)	9,415
Net interest income after provision for credit losses	103,224	78,847	12,419		194,490
Noninterest income
Service charges on deposit accounts	4,866	2,338	—		7,204
Interchange income	3,873	3,815	—		7,688
Swap fee income	1,039	751	—		1,790
Wealth management income	11,340	6,337	—		17,677
Mortgage banking activities	591	315	—		906
Income from life insurance	2,482	1,452	—		3,934
Other income	1,508	1,844	—		3,352
Investment securities losses	(47)	(388)	—		(435)
Total noninterest income	25,652	16,464	—		42,116
Noninterest expenses
Salaries and employee benefits	50,983	37,974	—		88,957
Occupancy, furniture and equipment	9,593	7,075	93	(G)(L)	16,761
Data processing	4,913	4,042	—		8,955
Automated teller and interchange fees	1,252	1,976	—		3,228
Advertising and bank promotions	2,157	2,951	—		5,108
FDIC insurance	1,960	983	—		2,943
Professional services	2,905	1,839	—		4,744
Taxes other than income	1,050	—	—		1,050
Intangible asset amortization	953	2	8,149	(H)	9,104
Merger related expenses	1,059	956	28,139	(M)	30,154
Other operating expenses	7,018	5,670	—		12,688
Total noninterest expenses	83,843	63,468	36,381		183,692
Income before income tax expense	45,033	31,843	(23,962)		52,914
Income tax expense	9,370	6,870	(4,357)	(N)	11,883
Net income	$35,663	$24,973	$(19,605)		$41,031
See accompanying notes to Unaudited Pro Forma Combined Consolidated Financial Information. See Note 4 for explanation and descriptions of transaction accounting adjustments.

NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS
Note 1 — Basis of Pro Forma Presentation
The unaudited pro forma combined consolidated balance sheet as of March 31, 2024 and the unaudited pro forma combined consolidated statements of income for the three months ended March 31, 2024 and for the year ended December 31, 2023 are based on the historical financial statements of Orrstown and Codorus Valley after giving effect to the completion of the merger and the assumptions and adjustments described in the accompanying notes. Such financial statements do not reflect cost savings or operating synergies expected to result from the merger, the costs to achieve these cost savings or operating synergies, or any anticipated disposition of assets that may result from the integration of the operations of both companies.
Certain historical financial information has been reclassified to conform to the current presentation.
The transaction was accounted for under the acquisition method of accounting in accordance with ASC 805. In business combination transactions in which the consideration given is not in the form of cash (that is, in the form of non-cash assets, liabilities incurred, or equity interests issued), measurement of the merger consideration is based on the fair value of the consideration given or the fair value of the asset (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable.
Under ASC 805, all of the assets acquired and liabilities assumed in a business combination are recognized at their acquisition-date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the merger consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. Changes in deferred tax asset valuation allowances and income tax uncertainties after the merger date generally affect income tax expense. Based on the integration plan, for those assets in the combined company that will be phased out or will no longer be used, additional amortization, depreciation and possibly impairment charges may be recorded after management completes the integration plan.
The unaudited pro forma information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.
Note 2 — Purchase Price Merger Consideration
Under the terms of the Merger Agreement, Codorus Valley stockholders are entitled to receive 0.875 shares of Orrstown common stock for each share of Codorus Valley common stock. Based on the number of Codorus Valley common stock shares outstanding as of March 28, 2024, the purchase price merger consideration is as follows.

(dollars are in thousands, except per share data)	March 31, 2024
Number of shares of Codorus Valley common stock outstanding	9,662,378
Number of Codorus Valley unvested restricted stock units	111,169
Total number of shares	9,773,547
Per common share exchange ratio	0.875
Number of shares of Orrstown common stock — as exchanged	8,551,854
Multiplied by Orrstown common stock price per common share (closing stock price as of June 28, 2024)	$27.36
Purchase price merger consideration for Codorus Valley	$233,979
Note 3 — Merger Consideration Allocation
Under the acquisition method of accounting, the total merger consideration is allocated to the acquired tangible and intangible assets and assumed liabilities of Codorus Valley based on their estimated fair value as of the closing of the merger. The excess of the merger consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The total merger consideration as shown in the tables above is allocated to Codorus Valley’s tangible and intangible assets and liabilities based on their fair values as follows:

(in thousands)	Codorus Valley Book Value March 31, 2024	Fair Value Adjustments	Notes	Codorus Valley Fair Value March 31, 2024
Total purchase price considerations				$233,979
Recognized amounts of identifiable assets acquired and liabilities assumed:
Cash and cash equivalents	$26,662	$—		$26,662
Restricted investments in bank stocks	3,186	—		3,186
Securities available for sale	339,495	—		339,495
Loans held-for-sale	958	—		958
Loans, net of allowance for credit losses (“ACL”)	1,717,624	(68,536)	(F)	1,649,088
Premises and equipment, net	19,090	6,537	(G)	25,627
Cash surrender value of life insurance	62,406	—		62,406
Accrued interest receivable	8,373	—		8,373
Goodwill	2,301	(2,301)	(H)	—
Other intangibles	—	44,827	(H)	44,827
Deferred income tax asset, net	16,760	1,797	(I)	18,557
Other assets	11,738			11,738
Total identifiable assets acquired	2,208,593	(17,676)		2,190,917
Deposits	1,915,063	(2,890)	(J)	1,912,173
Securities sold under agreements to repurchase	4,272	—		4,272
FHLB advances and other borrowings	41,827	(219)	(K)	41,608
Subordinated notes	30,865	(1,593)	(K)	29,272
Other liabilities	15,572	1,195	(L)	16,767
Total liabilities assumed	2,007,599	(3,507)		2,004,092
Total identifiable net assets	$200,994	$(14,169)		$186,825
Goodwill				$47,154
Approximately $44.8 million has been allocated to amortizable intangible assets acquired. The amortization related to the fair value of net amortizable intangible assets is reflected as a transaction accounting adjustment to the unaudited pro forma combined consolidated financial statements.
Identifiable intangible assets. The fair values of intangible assets were determined based on the provisions of ASC 805, which defines fair value in accordance with ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC 805. The allocation to intangible assets is allocated to core deposit intangibles.
Goodwill. Goodwill represents the excess of the merger consideration over the fair value of the underlying net tangible and intangible assets. Among the factors that contributed to a purchase price in excess of the fair value of the net tangible and intangible assets are the experience and expertise of personnel, operations, customer base and organizational cultures that can be leveraged to enable the combined company to build an enterprise greater than the sum of its parts. In accordance with ASC Topic 350, Intangibles—Goodwill and Other, goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. In the event management determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of the impairment during the period in which the determination is made.
Note 4 — Adjustments to the Unaudited Pro Forma Combined Consolidated Balance Sheet and Statements of Income
The unaudited pro forma financial information is not necessarily indicative of what the financial position of Orrstown would have been had the merger been completed at the date indicated. Such information includes adjustments that may be revised and may result in material changes. The financial position shown herein is not necessarily indicative of what the past financial position of the combined companies would have been, nor necessarily indicative of the financial position of the post-merger periods. The unaudited pro forma financial information does not give consideration to the impact of possible cost savings, expense efficiencies, synergies, strategic modifications, asset dispositions or other actions that may result from the merger.
The following unaudited transaction accounting adjustments result from accounting for the merger, including the determination of fair value of the assets, liabilities, and commitments that Orrstown acquired from Codorus Valley. The pro forma combined consolidated balance sheet was adjusted to reflect the reversal of Codorus Valley's historical equity account balances, the purchase price considerations, the fair value adjustments and the after-tax provision for credit losses for non-PCD loans to record the transaction accounting adjustments for common stock, additional paid-in capital ("APIC"), retained earnings, accumulated other comprehensive income ("AOCI") and treasury stock. The descriptions related to these adjustments are as follows: (dollars are in thousands, except share and per share data):

A
Orrstown common shares issued to stockholders of Codorus Valley representing the total merger consideration. For the purpose of this pro forma presentation, common stock is the number of Orrstown shares to be issued to Codorus Valley stockholders multiplied by the par value of $0.05205. Additional paid-in capital is the difference between purchase price merger consideration for Codorus Valley and common stock. The value of a share of Orrstown common stock was assumed to equal its closing price on June 28, 2024, as reported by NASDAQ ($27.36 per common share).

Transaction accounting adjustment for common stock		Balance Sheet March 31, 2024
Reversal of Codorus Valley common stock		$(24,709)
Number of shares of Orrstown common stock issued	8,551,854
Par value of Orrstown common stock	$0.05205
Par value of Orrstown shares issued for merger		445
Total transaction accounting adjustment for common stock		$(24,264)

Transaction accounting adjustment for APIC		Balance Sheet March 31, 2024
Reversal of Codorus Valley common stock to APIC		$24,709
Reversal of Codorus Valley retained earnings to APIC		71,249
Reversal of Codorus Valley accumulated other comprehensive loss to APIC		(32,911)
Reversal of Codorus Valley treasury stock to APIC		(4,869)
		58,178
Issued and outstanding shares of Codorus Valley common stock	9,773,547
Exchange ratio	0.875
Number of Orrstown common stock issued	8,551,854
Closing price of Orrstown common stock as of June 28, 2024	$27.36
Purchase price consideration for common stock	$233,979
Cash in lieu of fractional shares	10
Par value of Orrstown common stock	445
APIC adjustment for Orrstown common stock issued	$233,524
Less: Codorus Valley shareholders’ equity	200,994
Net adjustment to APIC for stock consideration		32,530
Total transaction accounting adjustment for APIC		$90,708

B
Adjustment to retained earnings for the impact to earnings for the estimated one-time merger expenses to be paid in conjunction with the merger, net of the related tax benefit and the allowance for credit losses for acquired non-purchase credit deteriorated (“PCD”) loans, net of the related tax benefit.

Transaction accounting adjustment for retained earnings	Balance Sheet March 31, 2024
Reversal of Codorus Valley retained earnings	$(71,249)
Provision for credit fair value mark assigned to Non-PCD loans	(5,919)
Orrstown merger-related expenses	(22,863)
Total transaction accounting adjustment for retained earnings	$(100,031)

C	Adjustment to reverse Codorus Valley's AOCI

Transaction accounting adjustment for AOCI	Balance Sheet March 31, 2024
Reversal of Codorus Valley accumulated other comprehensive loss	$32,911
Total transaction accounting adjustment for AOCI	32,911

D	Adjustment to reverse Codorus Valley's treasury stock

Transaction accounting adjustment for treasury stock	Balance Sheet March 31, 2024
Reversal of Codorus Valley treasury stock	$4,869
Total transaction accounting adjustment for treasury stock	4,869

E	Adjustment to reflect the fair value of investment securities acquired pursuant to the merger, which will be accreted into income based on the expected life of securities using the straight-line method over the average life of the securities. For the balance sheet at March 31, 2024, securities available-for-sale were recorded at fair value, therefore no balance sheet adjustment is necessary.

	Balance Sheet	Statements of Income
(dollars are in thousands)	March 31, 2024	December 31, 2023	March 31, 2024
Securities available for sale	$—	$6,657	$1,664

F	Adjustment to reflect the fair value for acquired PCD and non-PCD loans and the reversal of net deferred loan fees. The accruing loan fair value adjustments will be substantially recognized over the expected life of the loans.

	Balance Sheet	Statements of Income
Fair value adjustment on loans acquired:	March 31, 2024	December 31, 2023	March 31, 2024
Interest rate fair value mark assigned to Non-PCD loans	$(69,153)	$13,631	$3,408
Interest rate fair value mark assigned to PCD loans	(6,742)	1,329	316
Total interest rate fair value mark for loans	(75,895)	14,960	3,724
Credit fair value mark assigned to Non-PCD loans	(7,588)	1,496	356
Credit fair value mark assigned to PCD loans	(10,335)	—	—
Total credit fair value mark for loans	(17,923)	1,496	356
Total fair value adjustments for loans	(93,818)	16,456	4,080
Reversal of net deferred loan fees	3,636	—	—
Fair value of PCD loans assigned to ACL	10,335	—	—
Total loan adjustments	$(79,847)	$16,456	$4,080

Adjustment to the allowance for credit losses ("ACL") to reflect the reversal of Codorus Valley’s existing ACL and to include the gross-up fair value adjustment for PCD loans to the ACL. In addition, the ACL was adjusted to include additional provision expense for acquired non-PCD loans. The pro forma combined consolidated statement of income includes a one-time after-tax provision expense, which is recorded as a direct adjustment to retained earnings on the pro forma combined consolidated balance sheet.

	Balance Sheet	Statements of Income
	March 31, 2024	December 31, 2023	March 31, 2024
Allowance for credit losses:
Reversal of existing ACL	$21,645	$—	$—
Fair value of PCD loans assigned to ACL	(10,335)	—	—
Total adjustment to the ACL excluding CECL for non-PCD loans	$11,310	$—	$—

Provision for credit losses for non-PCD loans	(7,588)	7,588	—
Total adjustment to the ACL	$3,722	$7,588	$—

Retained Earnings impact to non-PCD
Deferred tax asset impact (using 22% tax rate)	1,669	—	—
Retained Earnings impact	$(5,919)	$7,588	$—

G
Adjustment to reflect the fair value of the Codorus Valley's fixed assets acquired, primarily buildings, based on the current market value. The increase in the fair value will be amortized over an estimated 40 year useful life on a straight line basis.

	Balance Sheet	Statements of Income
	March 31, 2024	December 31, 2023	March 31, 2024
Premise and equipment, net	$6,537	$163	$41

H	Adjustments to reverse Codorus Valley's existing goodwill and record goodwill generated as a result of consideration paid in excess of the fair value of the net assets acquired and other intangible assets. The core deposit intangible asset and the customer list intangible asset are amortized based on the sum-of-the-years digits method over the expected life of 10 years.

	Balance Sheet	Statements of Income
	March 31, 2024	December 31, 2023	March 31, 2024
Intangible assets
Core deposit intangible asset	$34,427	$6,258	$1,565
Customer list intangible asset	10,400	1,891	472
Total intangible assets	$44,827	$8,149	$2,037

Goodwill adjustment
Reversal of Codorus Valley existing goodwill adjustment	(2,301)	—	—

Transaction Goodwill
Goodwill booked in transaction	47,154	—	—
Total goodwill	$44,853	$—	$—
Total adjustments	$89,680	$8,149	$2,037

I
Adjustments to reflect the net deferred tax asset/liability generated by the net fair value adjustments and existing pre-merger timing differences and the deferred tax effect of the allowance for credit losses for acquired non-PCD loans using an assumed effective tax rate of 22%.

	Balance Sheet	Statements of Income
	March 31, 2024	December 31, 2023	March 31, 2024
Fair value purchase accounting adjustment	$(8,168)	$—	$—
Provision for credit losses on non-PCD loan	(7,588)	—	—
Total subject to deferred taxes	(15,756)	—	—
Tax impact	$3,466	$—	$—

J
Adjustment to reflect the fair value of time deposits assumed based on current interest rates for similar instruments. The average maturity of the time deposits was less than one year. For the pro forma combined consolidated financial statements, the fair value adjustment will be amortized within twelve months following the merger.

	Balance Sheet	Statements of Income
	March 31, 2024	December 31, 2023	March 31, 2024
Time deposits	$(2,890)	$2,890	$—

K
Adjustment to reflect the fair value of the subordinated debt and trust preferred securities assumed based on current interest rates for similar instruments. This fair value adjustments will be amortized over the remaining estimated life of the liabilities.

	Balance Sheet	Statements of Income
	March 31, 2024	December 31, 2023	March 31, 2024
Subordinated debt	$(1,593)	$205	$51
Trust preferred securities	(219)	11	3
Total subordinated notes and trust preferred securities	$(1,812)	$216	$54

L	Adjustment to reflect the fair value for operating lease contracts, which will be amortized over the expected life of the lease contracts of 17 years.

	Balance Sheet	Statements of Income
	March 31, 2024	December 31, 2023	March 31, 2024
Operating lease obligations	$1,195	$70	$18

M
Adjustment represents the merger-related expenses incurred after the Effective Time of the merger, which are recorded to the pro forma combined consolidated balance sheet as an after-tax adjustment to reduce cash and retained earnings.

	Balance Sheet	Statements of Income
	March 31, 2024	December 31, 2023	March 31, 2024
Merger-related expenses	$28,139	$28,139	$—
Tax impact	(5,276)	(5,276)	—
Merger-related expenses (after-tax)	$22,863	$22,863	$—

N
Adjustment to reflect the income tax provision of the transaction accounting adjustments using an effective tax rate of approximately 22%, which includes the impact of the of non-deductible merger-related expenses.

Note 5 — Earnings per Common Share
Unaudited pro forma earnings per common share for the year ended December 31, 2023 and for the three months ended March 31, 2024 have been calculated using Orrstown’s historic weighted average common shares outstanding plus the common shares estimated to be issued to Codorus Valley’s stockholders in the merger.
The following table sets forth the calculation of basic and diluted unaudited pro forma earnings per common share:

	Three Months Ended March 31, 2024
(dollars are in thousands, except per share data)	Basic	Diluted
Pro forma net income available to common stockholders	$16,407	$16,407
Weighted average common shares outstanding:
Common shares issued to Orrstown stockholders	10,349,264	10,482,102
Common shares issued to Codorus Valley stockholders	8,442,875	8,461,250
Pro forma weighted average common shares outstanding	18,792,139	18,943,352
Pro forma net income per common share	$0.87	$0.87

	Year Ended December 31, 2023
(dollars are in thousands, except per share data)	Basic	Diluted
Pro forma net income available to common stockholders	$41,031	$41,031
Weighted average common shares outstanding:
Common shares issued to Orrstown stockholders	10,339,937	10,434,818
Common shares issued to Codorus Valley stockholders	8,407,000	8,421,875
Pro forma weighted average common shares outstanding	18,746,937	18,856,693
Pro forma net income per common share	$2.19	$2.18